Exhibit 1

EXECUTION COPY

RADIAN GROUP INC.

$250,000,000

5.375% Senior Notes due 2015

Underwriting Agreement

dated June 2, 2005

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Barclays Capital Inc.

Fifth Third Securities, Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

McDonald Investments Inc.

Greenwich Capital Markets, Inc.

Wells Fargo Securities, LLC

Underwriting Agreement

June 2, 2005

BANC OF AMERICA SECURITIES LLC

BEAR, STEARNS & CO. INC.

As Representatives of the several

Underwriters named in the attached Schedule A

c/o BANC OF AMERICA SECURITIES LLC

9 West 57th Street, Floor 2M

New York, NY 10019

Ladies and Gentlemen:

Introductory. Radian Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A hereto of $250,000,000 aggregate principal amount of the Company’s 5.375% Senior Notes due 2015 (the “Notes”). Banc of America Securities LLC (“BAS”) and Bear, Stearns & Co. Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, to be dated as of June 7, 2005 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to Board Resolutions (as defined in the Indenture) adopted by the Company pursuant to Section 2.01 of the Indenture. Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated as of the Closing Date (as defined in Section 2 below), among the Company, the Trustee and the Depositary.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-118220, 333-118220-1, and 333-118220-2) for the registration of debt securities (including the Notes) and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 of the Securities Act. Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement, as so amended, if applicable, including the exhibits and schedules thereto and including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, prior to the execution of this Agreement, is collectively called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus and the final prospectus supplement relating to the offering of the Notes, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3 prior to the execution of this Agreement, are collectively called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information and no such requests for additional or supplemental information are pending. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The final prospectus and the final prospectus supplement relating to the offering of the Notes filed or to be filed pursuant to Rule 424 under the Securities Act complied or will comply when so filed in all material respects with the Securities Act and the Prospectus delivered to the Underwriters for use in connection with the offer and sale of the Notes will, at the time of such delivery, be identical to any copies filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act). Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the

Commission (the “Annual Report on Form 10-K”)), at the time it became effective, at the date hereof and at the Closing Date, complied and will comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”) and did not and at such times will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (“Form T-1”) under the Trust Indenture Act of the Trustee and statements in or omissions from the Registration Statement, including any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information included or incorporated or deemed to be incorporated by reference in the Prospectus, at the date of the Prospectus and at the Closing Date (as defined herein), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Prospectus or the Registration Statement.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, at the Closing Date, will have been executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(g) Description of the Notes and the Indenture. The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus.

(h) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i)(A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, and there has been no material adverse change in case reserves or losses or loss adjustment expenses of the Company and its subsidiaries, considered as one entity, and (B) neither the Company nor any of its subsidiaries has sustained any material loss or material interference with its business from any action, notice, order or decree from any insurance company regulatory authority (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) other than the Company’s regular quarterly dividend on its common stock declared on May 10, 2005, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus, were, at the time each such opinion was issued, independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

(j) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Prospectus under the caption “Summary Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Prospectus.

(k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and each Significant Subsidiary of the Company (as that term is defined in Rule 1-02(w) of Regulation S-X) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under each of this Agreement, the Notes and the Indenture. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. All of the subsidiaries of the Company are listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(l) Capitalization and Other Capital Stock Matters. At March 31, 2005, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Notes pursuant hereto and application of the proceeds as described in the Prospectus, the Company would have an authorized and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). All of the outstanding shares of the Company’s common stock (the “Common Stock”) have been duly authorized and validly issued, are fully paid and non assessable and have been issued in compliance with federal and state securities laws.

(m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s credit agreement, dated as of December 16, 2004, among the Company, the lenders party thereto and Keybank National Association, as administrative agent (the “Credit Agreement”), 2.25% Senior Convertible Debentures due 2022, 7.75% debentures due 2011 and 5.625% Notes due 2013), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Indenture, and the issuance and delivery of the Notes, and consummation of the transactions contemplated hereby and thereby and by the Prospectus (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, encumbrances or failure to obtain consent, as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree (including, without limitation, of any insurance regulatory agency or body) applicable to the Company or any subsidiary, except to the extent that such violations, individually or in the aggregate, would not result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including, without limitation, any insurance regulatory agency or body), is required for the Company’s execution, delivery and performance of this Agreement or the Indenture, or the issuance and delivery of the Notes, or consummation of the transactions contemplated hereby and thereby and by the Prospectus, except (i) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Trust Indenture Act, applicable state securities or blue sky laws and (ii) such where the failure to obtain would not result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(n) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (including, without limitation, those by any insurance regulatory agency or body) (i) against or affecting the Company or any of its subsidiaries, or (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(o) Intellectual Property Rights. The Company and its Significant Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its Significant Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(p) All Necessary Permits, etc. Except as otherwise disclosed in the Prospectus, the Company and each subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies (including, without limitation, any insurance regulatory agencies or bodies) necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization (including, without limitation, any certificate, authorization, permit, license, approval, consent or other authorization from any insurance regulatory agencies or bodies) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(q) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the material properties and assets reflected as owned in the financial statements referred to in Section 1(j) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as otherwise disclosed in the Prospectus and (ii) such as do not materially interfere with the use made or proposed to be made of such property by the Company.

(r) Tax Law Compliance. Except to the extent that any such failures would not, individually or in the aggregate, result in a Material Adverse Change, the Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 (j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(s) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Notes will not be, an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(t) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(u) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary in their capacities as such, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

(v) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA, except where such failure would not result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “material amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(x) Reinsurance Treaties and Arrangements. Except as otherwise disclosed in the Prospectus or the Incorporated Documents, all reinsurance treaties and arrangements to which the Company or any of its subsidiaries is a party are in full force and effect and neither the Company nor any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such violation or default would not have, individually or in the aggregate, a Material Adverse Change; neither the Company nor any of its subsidiaries has received notice from any of the parties to such treaties, contracts or agreements that such other party intends not to perform in any material respect such treaty, contract or agreement.

(y) Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which would adversely affect, in any material respect, the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that would reasonably be expected to significantly affect internal controls.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel for the Company and counsel for the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Notes.

(a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 99.172% of the principal amount thereof payable on the Closing Date.

(b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on June 7, 2005, or such other time and date thereafter but prior to June 9, 2005 as the Underwriters shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver, or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3. Additional Covenants. The Company further covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission with respect to the Registration Statement and, until the date of completion of the distribution of the offering of the Notes, any document filed with the Commission by the Company pursuant to the Exchange Act, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 and 9 hereof are specifically applicable and relate to each registration statement, prospectus, amendment or supplement referred to in this Section 3.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

(e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(g) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(h) Earning Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(j) Agreement Not to Offer or Sell Additional Securities. During the period of 30 days following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities of the Company similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

BAS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), any preliminary prospectus, the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture and the Notes, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, (vi) any filing fees incident to and any reasonable fees and disbursements of counsel to the Underwriters in connection with the National Association of Securities Dealers, Inc. (the “NASD”) review and approval of the Underwriters’ participation in the offering and distribution of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act; and

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries or the Company’s or any of its subsidiaries’ financial strength or claims paying ability by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Drinker, Biddle & Reath LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(e) Opinion of General Counsel of the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Howard S. Yaruss, Executive Vice President, Secretary, General Counsel and Corporate Responsibility Officer of the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

(f) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Representatives.

(g) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer of the Company and the Chief Accounting Officer or Treasurer of the Company on behalf of the Company, and without personal liability to such officer, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(h) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(i) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus and the Prospectus (or any amendment or supplement thereto); provided, further, that as to any preliminary prospectus related to the Prospectus, the foregoing indemnity shall not inure to the benefit of any Underwriter (or any director, officer, employee, agent or person controlling such Underwriter) on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by such Underwriter if such Underwriter failed to send or give, at or prior to the written confirmation of such sale, a copy of the

Prospectus to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the preliminary prospectus was corrected in the Prospectus and the delivery thereof would have constituted a complete defense to the claim of that person, unless such failure resulted from non-compliance by the Company with Section 3(a) or (b). For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated by reference therein, and no Underwriter shall be obligated to send or give any document incorporated by reference in the Prospectus to any person. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third and seventh paragraphs under the caption “Underwriting” in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (not to be unreasonably withheld) (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final nonappealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate number of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Notes set forth opposite their respective names on Schedule A bears to the aggregate number of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate number of Notes with respect to which such default occurs exceeds 10% of the aggregate number of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any change or development involving a prospective change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

9 West 57th Street

NY1-301-2M-01

New York, New York 10019

Facsimile: (212) 847-5184

Attention: Transaction Management

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: (212) 848-7179

Attention: Michael J. Schiavone

If to the Company:

Radian Group Inc.

1601 Market Street

Philadelphia, PA 19103-2337

Facsimile: (215) 963-9658

Attention: Treasurer

with a copy to:

Drinker Biddle & Reath LLP

1 Logan Square, 18th & Cherry St.

Philadelphia, PA 19103-6996

Facsimile: (215) 988-2548

Attention: F. Douglas Raymond

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

RADIAN GROUP INC.

By:	/s/ Terry Latimer
Name:	Terry Latimer
Title:	Vice President and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
Acting as a Representative of the several
Underwriters named in the attached Schedule A

By:	/s/ Peter J. Carbone
Name:	Peter J. Carbone
Title:	Vice President

BEAR, STEARNS & CO. INC.
Acting as a Representative of the several
Underwriters named in the attached Schedule A

By:	/s/ T. Kelly Millet
Name:	T. Kelly Millet
Title:	Senior Managing Director

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Banc of America Securities LLC	$100,000,000
Bear, Stearns & Co. Inc.	100,000,000
Barclays Capital Inc.	7,142,500
Fifth Third Securities, Inc.	7,142,500
Goldman, Sachs & Co.	7,142,500
J.P. Morgan Securities Inc.	7,142,500
McDonald Investments Inc.	7,142,500
Greenwich Capital Markets, Inc.	7,142,500
Wells Fargo Securities, LLC	7,142,500

Total	$250,000,000

EXHIBIT A

Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

We have acted as counsel to Radian Group Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery of the Underwriting Agreement dated June 2, 2005, among Banc of America Securities LLC, Bear, Stearns & Co., Inc., Barclays Capital Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., McDonald Investments Inc., Greenwich Capital Markets, Inc., and Wells Fargo Securities, LLC (collectively, the “Underwriters”) and the Company (the “Underwriting Agreement”), the transactions contemplated by the Underwriting Agreement and the closing being held on the date hereof pursuant to Section 2 of the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company proposes to sell, and the Underwriters propose to purchase, severally and not jointly, subject to the conditions contained therein, $250,000,000 aggregate principal amount of its 5.375% Senior Notes due 2015 (the “Notes”). This opinion is being delivered to you pursuant to Section 5(d) of the Underwriting Agreement, and all terms used herein have the meanings assigned to them in the Underwriting Agreement unless otherwise defined herein.

In that capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Indenture, and the form of the Notes (together, the “Transaction Documents”) and of the Prospectus and of such corporate records and other agreements, documents, and instruments, and of such certificates or comparable documents of officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In all cases, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all corporate records and other documents made available to us by the Company. We have further assumed that the Transaction Documents have been duly authorized, executed, and delivered by, and are the legal, valid, and binding obligations of, all parties thereto other than the Company.

As to questions of fact material to this opinion, we have relied upon the accuracy of the representations and warranties made by the parties in the Transaction Documents and of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company’s management and upon certificates of public officials. Statements made herein “to the best of our knowledge” or with respect to matters “known to us” are based solely on information actually known to those attorneys currently practicing with this firm and engaged in the representation of the Company.

Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters or any investigation of the records of any third party or other governmental agency other than our review of filings made by the Company with the State of Delaware.

Based on the foregoing, and subject to the qualifications, limitations, and assumptions stated herein, in our opinion:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Underwriting Agreement has been duly authorized, executed, and delivered by the Company.

3. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4. The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

5. The Registration Statement has been declared effective by the Commission under the Securities Act. To the best of our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and (b) no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

6. The Registration Statement, the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement and other than the Form T-1, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act.

7. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

8. The statements (A) in the base prospectus under the caption “Description of Debt Securities,” (B) in the prospectus supplement under the captions “Description of Notes” and “Material U.S. Federal Income Tax Consequences” and (C) in Item 15 of the Registration Statement, in each case insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

9. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including, without limitation, any insurance regulatory agency or body), is required for the Company’s execution, delivery, and performance of the Underwriting Agreement or the Indenture, or the issuance and delivery of the Notes or consummation of the transactions contemplated thereby and by the Prospectus, except (i) such as have been obtained or made by the Company and are in full force and effect under the Securities Act and the Trust Indenture Act, (ii) applicable state securities or blue sky laws (as to which we express no opinion), and (iii) such where the failure to obtain would not result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by the Underwriting Agreement.

10. The execution and delivery of each of the Underwriting Agreement, the Indenture, and the Notes by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification sections of the Underwriting Agreement, as to which we express no opinion) (a) have been duly authorized by all necessary corporate action on the part of the Company; (b) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries; (c) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the Company’s Credit Agreement, (ii) the indenture dated as of February 14, 2003 between the Company and Wachovia Bank, which governs the Company’s 5.625% Senior Notes due 2013, (iii) the indenture dated as of January 11, 2002, between the Company and the Bank of New York, which governs the Company’s 2.25% Senior Convertible Debentures due 2022, or (iv) the indenture, dated as of May 29, 2002, between the Company and First Union National Bank, which governs the Company’s 7.75% Debentures due 2011, or (v) to the best of our knowledge, any other material Existing Instrument; or (d) to the best of our knowledge, will not result in any violation of any law, administrative regulation, or administrative or court decree applicable to the Company or any of its subsidiaries.

11. The Company is not, and after receipt of payment for the Notes will not be, an “investment company” within the meaning of Investment Company Act.

Furthermore, we advise you that we have participated in conferences with officers and other representatives of the Company and with representatives of its independent accountants and representatives of the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we have not undertaken to verify and do not assume responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), no facts have come to our attention that lead us to believe that (i) any part of the Registration Statement or any amendments thereto, when such part became effective and as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in the case of (i) and (ii) above, the financial statements and other financial and statistical information derived therefrom, contained or incorporated by reference therein and other than Exhibits thereto, and except for the Form T-1, as to which we express no belief).

The opinions set forth above are subject to the following qualifications and limitations:

A. We express no opinion as to the effect on any Transaction Document of applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, good faith and fair dealing.

B. We express no opinion as to (i) any provisions imposing penalties or prepayment premiums to the extent the same are deemed to be unenforceable penalties; (ii) any remedial provisions that are not effected in a commercially reasonable manner, not taken in good faith or do not constitute fair dealing; (iii) any provision of any Transaction Document which is intended to permit modification thereof only by means of any agreement in writing by the parties thereto; (iv) provisions which purport to establish evidentiary standards; (v) provisions relating to the non-waiver of any of any party’s rights; (vi) provisions which would provide for interest in excess of the “legal rate” permitted under applicable law; or (vii) indemnification and contribution provisions, to the extent their enforceability may be limited by federal or state securities laws or principles of public policy.

C. Regarding any choice of law provision, our opinion is limited to the following: based on reported case law in Pennsylvania, a Pennsylvania court in a properly presented case should hold that the provisions of the Transaction Documents providing that they will be governed by the laws of the State of New York are effective, subject to: (a) there being no fundamental policy of the statutory or reported case law of the Commonwealth of Pennsylvania which is contrary to New York law on the matter at issue, and (b) no law of the United States preempting New York law on the matter at issue.

D. We express no opinion concerning the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware, and the federal law of the United States of America, in each case, applicable to business corporations, and we express no opinion on the “blue sky” or securities law of any jurisdiction (other than the federal securities laws of the United States of America). In that connection, we note that the Transaction Documents provide that they are governed by the laws of the State of New York. We are not familiar with those laws and express no opinion about them. With your permission, we have assumed, solely for purposes of this opinion, that the laws of the State of New York are the same as the laws of the Commonwealth of Pennsylvania.

The opinions expressed above are solely for your benefit and may not be relied upon by any other person, or by you in connection with any transaction other than the transaction for which this opinion is furnished, without our written consent. We further advise you that the opinions given herein are given as of the date hereof and are limited by facts, circumstances and laws in effect on such date, and that by rendering these opinions we undertake no obligation to advise you with respect to any changes therein.

EXHIBIT B

Opinion of the General Counsel of the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

I am Executive Vice President, Secretary, General Counsel and Chief Responsibility Officer of Radian Group Inc., a Delaware corporation (the “Company”), and an attorney admitted to practice in the State of New York and the Commonwealth of Pennsylvania. I have been requested to furnish to you my opinion in connection with the execution and delivery of the Underwriting Agreement dated June 2, 2005 among Banc of America Securities LLC, Bear, Stearns & Co., Inc., Barclays Capital Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., McDonald Investments Inc., Greenwich Capital Markets, Inc., and Wells Fargo Securities, LLC (together, the “Underwriters”) and the Company (the “Underwriting Agreement”), the transactions contemplated by the Underwriting Agreement and the closing being held on the date hereof pursuant to Section 2 of the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company proposes to sell, and the Underwriters propose to purchase, subject to the conditions contained therein, $250,000,000 aggregate principal amount of its 5.375% Senior Notes due 2015 (the “Notes”). This opinion is being delivered to you pursuant to Section 5(e) of the Underwriting Agreement, and all terms used herein have the meanings assigned to them in the Underwriting Agreement unless otherwise defined herein.

I am rendering this opinion to the Underwriters in my capacity as general counsel of the Company. In that capacity, I or attorneys under my supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of the Underwriting Agreement, the Indenture and the forms of the Notes (together, the “Transaction Documents”) and of the final prospectus relating to the offering of the Notes dated June 2, 2005 (including any documents incorporated by reference therein, the “Final Prospectus”) and of such corporate records and other agreements, documents and instruments, and of such certificates or comparable documents of public officials and officers and representatives of the Company and its subsidiaries, and have made such inquiries of such officers and representatives and have considered such matters of law as I have deemed appropriate as the basis for the opinions hereinafter set forth. In all cases, I have assumed the genuineness of signatures (except the signatures of officers of the Company), the authenticity of documents submitted to me as originals, the conformity to authentic original documents of documents submitted to me as copies and the accuracy and completeness of all corporate records and other documents made available to me by the Company. I have further assumed that the Transaction Documents have been duly authorized, executed and delivered by, and are the legal, valid and binding obligations of, all parties thereto other than the Company.

As to questions of fact material to this opinion, with your permission and without any independent verification, I have relied upon, and assumed the accuracy of, the representations and warranties made by the parties in the Transaction Documents and of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to me or attorneys under my supervision in discussions with the Company’s management and upon certificates of public officials, unless I have actual knowledge to the contrary.

Statements made herein “to the best of my knowledge” or with respect to matters “known to me” are based solely on information actually known to me or to the attorneys under my supervision.

Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in my opinion:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and, to my best knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Notes.

3. Each Significant Subsidiary (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to my best knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

4. The Company and each of its subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies (including, without limitation, any insurance regulatory agencies or bodies) necessary to conduct their respective businesses, and to my best knowledge, no state, federal or foreign regulatory agencies or bodies (including, without limitation, any insurance regulatory agencies or bodies) are considering the revocation or modification of, any such certificate, authorization, permit, license, approval, consent or other authorization (including, without limitation, any certificate, authorization, permit, license, approval, consent or other authorization from any insurance regulatory agencies or bodies) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

5. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to my best knowledge, any pending or threatened claim.

6. The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the descriptions thereof incorporated by reference in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and, to my best knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws.

7. No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (a) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (b) to my best knowledge, otherwise.

8. The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

9. The statements set forth in the Company’s most recent Annual Report on Form 10-K under the captions “Business—Regulation” and “Legal Proceedings”, in each case insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, have been reviewed by me and fairly present and summarize, in all material respects, the matters referred to therein.

10. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including, without limitation, any insurance regulatory authority or agency), is required for the Company’s execution, delivery and performance of the Underwriting Agreement or the Indenture, or the issuance and delivery of the Notes, or consummation of the transactions contemplated thereby and by the Prospectus, except (i) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Trust Indenture Act, applicable state securities or blue sky laws and (ii) such where the failure to obtain would not result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by the Underwriting Agreement.

11. The execution and delivery of the Underwriting Agreement, the Notes and the Indenture by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which I express no opinion) (a) have been duly authorized by all necessary corporate action on the part of the Company; (b) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; (c) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the Company’s Credit Agreement, 2.25% Senior Convertible Debentures due 2022 or 7.75% debentures due 2011, or to my best knowledge, any other material Existing Instrument; or (d) to my best knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree (including, without limitation, of any insurance regulatory authority or agency) applicable to the Company or any subsidiary.

12. To my best knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company except for actions, suits or proceedings which are either disclosed in the Prospectus or, if not so disclosed, would not, individually or in the aggregate with all such other actions, suits and proceedings, result in a Material Adverse Change on the Company and its subsidiaries considered as one enterprise.

13. To my best knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

14. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

I further advise you that I or attorneys under my supervision have examined various documents and records and participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to my attention that lead me to believe that (i) (except for the financial statements, supporting schedules and other financial data included therein or derived or omitted therefrom, and except for the Form T-1, as to which I need express no belief) either the Registration Statement or any amendments thereto, at the time the most recent post-effective amendment to the Registration Statement (including the filing of the Company’s Annual Report on Form 10-K with the Commission), when such part became effective and as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for the financial statements, supporting schedules and other financial data included therein or derived or omitted therefrom, and except for the Form T-1, as to which I express no belief) the Prospectus, as of its date and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions set forth above are subject to the further qualification and limitation that I express no opinion concerning the laws of any jurisdiction other than the law of the Commonwealth of Pennsylvania, the law of the State of New York and the federal law of the United States of America, and I express no opinion on the “blue sky” or securities law of any jurisdiction.

The opinions expressed above are solely for your benefit and may not be relied upon by any other person, or by you in connection with any transaction other than the transaction for which this opinion is furnished, without my written consent. I further advise you that the opinions given herein are given as of the date hereof and are limited by facts, circumstances and laws in effect on such date, and that by rendering these opinions, I undertake no obligation to advise you with respect to any changes therein.

I advise you that I am a beneficial owner of shares of the common stock of the Company and a director of each of the Significant Subsidiaries.